ATTACHMENT TO THE

AMENDMENT TO REPORT OF OPERATION OF BUSINESS TRUST

OF

MUTUAL FUND SERIES TRUST

(Registration Number 1606538)

Tiberiu Weisz, Trustee of the above named business trust, certifies that the Report of Operation of Business Trust is being amended pursuant to Section 1746.07 of the Ohio Revised Code, and a certified copy of Amendment No. 38 to the Agreement and Declaration of Trust of Mutual Fund Series Trust is attached hereto.

/s/ Tiberiu Weisz

Tiberiu Weisz, Trustee

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

Sworn to and subscribed in my presence by Tiberiu Weisz, a Trustee of Mutual Fund Series Trust, an Ohio business trust, on behalf of said trust, this 12th day of January, 2017.

/s/ Dahlia Angela Bowie

Notary Public

                                                                            My Commission Expires: May 1, 2018

DAHLIA ANGELA BOWIE

NOTARY PUBLIC, STATE OF NEW YORK

NO. 02B06041043

QUALIFIED IN NEW YORK COUNTY

NY COMMISSION EXPIRES MAY 1, 2018

MUTUAL FUND SERIES TRUST

Amendment No. 38 to Agreement and Declaration of Trust

The undersigned Trustee of Mutual Fund Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees (the “Board”) of the Trust at a meeting of the Board on November 16, 2016.

RESOLVED, that, pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for each Series
AlphaCentric Asset Rotation Fund Class A, C, and I
AlphaCentric Bond Rotation Fund Class A, C, and I
AlphaCentric/IMFC Managed Futures Strategy Fund Class A, C and I
AlphaCentric Income Opportunities Fund Class A, C and I
AlphaCentric Hedged Market Opportunity Fund Class A, C and I
Camelot Excalibur Small Cap Income Fund Class A, C, and I
Camelot Premium Return Fund Class A, C and I
Catalyst/Auctos Multi-Strategy Fund Class A, C and I
Catalyst Insider Long/Short Fund Class A, C, and I
Catalyst Insider Buying Fund Class A, C, and I
Catalyst Insider Income Fund Class A, C, and I
Catalyst Intelligent Alternative Fund Class A, C, and I
Catalyst IPOx Allocation Fund Class A, C and I
Catalyst Hedged Commodity Strategy Fund Class A, C and I
Catalyst Hedged Futures Strategy Fund Class A, C, and I
Catalyst Hedged Insider Buying Fund Class A, C, and I
Catalyst Macro Strategy Fund Class A, C, and I
Catalyst/Millburn Hedge Strategy Fund Class A, C, and I
Catalyst Small Cap Insider Buying Fund Class A, C, and I
Catalyst Dynamic Alpha Fund Class A, C, and I
Catalyst/CP Focus Large Cap Fund Class A, C, and I
Catalyst/CP Focus Mid Cap Fund Class A, C, and I
Catalyst/CP World Equity Fund Class A, C, and I

Catalyst/EquityCompass Buyback Strategies Fund Class A, C, and I
Catalyst/Groesbeck Aggressive Growth Fund Class A, C, and I
Catalyst/Groesbeck Growth of Income Fund Class A, C, and I
Catalyst/Lyons Hedged Premium Return Fund Class A, C, and I
Catalyst/Lyons Tactical Allocation Fund Class A, C, and I
Catalyst/MAP Global Balanced Fund Class A, C, and I
Catalyst/MAP Global Equity Fund Class A, C, and I
Catalyst MLP & Infrastructure Fund Class A, C and I
Catalyst/Princeton Floating Rate Income Fund Class A, C, and I
Catalyst/Princeton Unconstrained Hedged Income Fund Class A, C, and I
Catalyst/Princeton Credit Opportunity Fund Class A, C and I
Catalyst/Stone Beach Income Opportunity Fund Class A, C, and I
Catalyst/SMH High Income Fund Class A, C, and I
Catalyst/SMH Total Return Income Fund Class A, C, and I
Catalyst Time Value Trading Fund Class A, C, and I
Day Hagan Tactical Allocation Fund of ETFs Class A, C and I
Day Hagan Tactical Dividend Fund Class A, C and I
Day Hagan Hedged Strategy Fund Class A, C and I
Empiric 2500 Fund Class A and C
Eventide Gilead Fund Class A, C, N and I
Eventide Healthcare & Life Sciences Fund Class A, C, N and I
Eventide Multi-Asset Income Fund Class A, C, N and I
JAG Large Cap Growth Fund Class A, C, and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: 1/12/17	/s/ Tiberiu Weisz
Tiberiu Weisz, Trustee of the Trust